UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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CEA INDUSTRIES INC.

(Name of Registrant as Specified in Its Charter)

YZILABS MANAGEMENT LTD.

CHANGPENG ZHAO

MAX S. BAUCUS

DAVID J. CHAPMAN

TERESA MARIE GOODY GUILLÉN

JIAJIN “JANE” HE

ALEX ODAGIU

MATTHEW ROSZAK

LING “ELLA” ZHANG

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein, has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (the “SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

Item 1: On the evening of February 27, 2026, YZi Labs Management issued the following press release:

YZi Labs Uncovers Disturbing Filing Evidence Suggesting Undisclosed 10X Ownership in CEA Industries; Demands Immediate SEC Disclosures to Bring Potential Shadow “Group” into the Light

Company Filings Reveal Massive, Undisclosed Warrant Exercises that Appear to Have Placed 10X’s Total Ownership of the Company Above the 5% SEC Reporting Threshold by Late 2025

YZi Labs Highlights the Concerning Lack of Transparency and Disclosure from 10X Capital, Which Is Controlled by BNC Board Member Hans Thomas, Regarding its Ownership of the Company in Apparent Violation of SEC Requirements

Unanimous Board Entrenchment Actions, Combined with Overlapping Insider Affiliations, Raise Questions as to the Existence of an Undisclosed “Group” of Significant Ownership that May Require Disclosure Under Section 13(d)(3)

ROAD TOWN, British Virgin Islands, Feb. 27, 2026 (GLOBE NEWSWIRE) – YZILabs Management Ltd. (“YZi Labs” or “YZi”), a significant stockholder of CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”), today released additional filing evidence that suggests 10X Capital Asset Management LLC (“10X”), and its affiliates, and certain related individuals (together, “10X Capital”) collectively beneficially own more than 5% of the Company’s outstanding shares of common stock.

This additional information substantiates YZi Labs’ previously articulated concerns about the lack of disclosure by 10X Capital and Hans Thomas – a member of the Company’s Board of Directors (the “Board”) and the majority owner and controller of 10X Capital Partners LLC, the Company’s asset manager – regarding their beneficial ownership of the Company. More than a week has passed since YZi Labs publicly called on 10X and Mr. Thomas to clarify their ownership level or file a Schedule 13D, which is required by the U.S. Securities and Exchange Commission (the “SEC”) when a person or group’s ownership exceeds 5% of a public issuer’s outstanding stock.

10X and Mr. Thomas’ continued silence on this issue – particularly after YZi Labs called attention to it – introduces new concerns that they may have deliberately evaded mandatory SEC reporting requirements and have prevented stockholders from having full transparency regarding any coordinated “group” of insiders who may be in control of the Company's governance.

“It has been more than a week since YZi Labs pointed out these glaring discrepancies, yet 10X has offered nothing but silence,” said Alex Odagiu, Investment Partner at YZi Labs. “The math in the Company’s own SEC filings leaves little room for ambiguity. 10X appears to have crossed the 5% ownership threshold months ago – but instead of complying with basic federal securities laws, they chose to hide in the shadows while choreographing a Board effort to entrench themselves. This seems to be a textbook example of a potential undisclosed ‘group’ operating to disenfranchise public stockholders. The market demands transparency, not a trail of breadcrumbs designed to obscure a silent intrigue.”

The Buried 5.39% Warrant Exercises

The Company’s own filings point to an obvious conclusion. Based on the Company’s public disclosures, the only publicly identified holders of the Strategic Advisor Warrants appear to be 10X BNB Cayman Sponsor and YZi Labs, while the Asset Manager Warrants are only held by 10X Capital Partners LLC.

In its Form 10-Q for the quarter ended October 31, 20251, the Company reported that 2,376,236 warrants were exercised in the combined Strategic Advisor Warrants / Asset Manager Warrants activity table over the previous six months. Separately, the Company’s Form S-3 filed on September 19, 20252, disclosed that 10X BNB Cayman Sponsor held 2,376,239 shares underlying its Strategic Advisor Warrants3, 10X Capital Partners LLC held 640,099 shares of Common Stock underlying its Asset Manager Warrants4, and YZILabs Management Ltd. held 3,564,359 shares of Common Stock underlying the Strategic Advisor Warrants5. This equals a total of 6,930,697 shares of Common Stock underlying the Strategic Advisor Warrants / Asset Manager Warrants.

YZi Labs definitively confirms it has not exercised its Strategic Advisor Warrants, completely eliminating the only other publicly identified holder of the Strategic Advisor Warrants and Asset Manager Warrants. The Company’s disclosure that 2,376,236 warrants were exercised is nearly identical to the 2,376,239 shares underlying 10X BNB Cayman Sponsor’s Strategic Advisor Warrants, as disclosed in the Company’s Form S-3, strongly supporting the inference that the exercised block was attributable primarily to 10X BNB Cayman Sponsor or 10X Capital Partners LLC (or some combination of the two) – both of which are affiliated with 10X Capital Asset Management LLC.

Based on the Company’s disclosed 44,062,938 shares outstanding as of December 12, 2025, these exercises alone equate to approximately 5.39% of outstanding common stock. This math strongly suggests that 10X may have crossed the 5% ownership threshold by late 2025.

Any attempt by 10X to hide behind generic beneficial ownership blocker language only raises more severe questions: did the Company waive the beneficial ownership blocker for the 10X entities? Is 10X actively selling its BNC shares? If 10X believes no Schedule 13D was required, it must explain, clearly and publicly, who exercised that near-identical warrant block, on what basis, and why the market was left to piece together the truth from arithmetic buried in the Company’s filings.

Mr. Thomas has still not filed a Form 3 with the SEC as required by Section 16 as a current director – despite being appointed more than six months ago. As the Founder and CEO of 10X Capital Partners, he almost certainly has beneficial ownership of the shares held by 10X and its related entities. Stockholders deserve to know his and 10X’s ownership in the Company and whether he and 10X are selling their shares – information YZi Labs believes would be clear if Mr. Thomas complied with his filing obligations.

The Undisclosed “Group”

The disclosure analysis extends far beyond 10X BNB Cayman Sponsor. The Company’s public filings show that additional insiders and directors held BNC common stock during the relevant period, including CEO David Namdar (864,428 shares6), President and Chairman of the Board Anthony K. McDonald (15,025 shares7), Director Nicholas J. Etten (9,347 shares8), Director Carly E. Howard (1,330 shares9), and former Director Russell Read (1,330 shares, while serving as a director10), based on Forms 3 and 4 filed with the SEC. This block of insider-held stock represents approximately 2.02% of the Company's outstanding shares. When combined with the estimated 5.39% held by 10X BNB Cayman Sponsor, these publicly disclosed ownership positions would control approximately 7.41% of the Company, raising further questions as to whether coordinated action may exist that would require disclosure under Section 13(d).

1 Please refer to Note 14 of Form 10-Q filed by the Company on December 12, 2025:
https://www.sec.gov/ix?doc=/Archives/edgar/data/0001482541/000149315225027782/form10-q.htm#fact-identifier-1235

2 See Form S-3 filing dated September 19, 2025:
https://www.sec.gov/Archives/edgar/data/1482541/000149315225014357/forms-3asr.htm

3 See Note 110 of the “Selling Stockholders” table from the Form S-3 filing.

4 See Note 110 of the “Selling Stockholders” table from the Form S-3 filing.

5 See Note 120 of the “Selling Stockholders” table from the Form S-3 filing.

6 See Form 3 filed by Mr. Namdar on December 19, 2025:

https://www.sec.gov/Archives/edgar/data/1482541/000149315225028565/xslF345X02/ownership.xml

7 See Form 4 filed by Mr. McDonald on October 7, 2025:

https://www.sec.gov/Archives/edgar/data/1454332/000149315225017199/xslF345X05/ownership.xml

8 See Form 4 filed by Mr. Etten on July 29, 2025:

https://www.sec.gov/Archives/edgar/data/1482541/000164117225021470/xslF345X05/ownership.xml

9 See Form 4 filed by Ms. Howard on December 23, 2025:

https://www.sec.gov/Archives/edgar/data/1482541/000149315225029140/xslF345X05/ownership.xml

10 See Form 4 filed by Mr. Read on December 23, 2025:

https://www.sec.gov/Archives/edgar/data/1482541/000149315225029150/xslF345X05/ownership.xml

These directors are not passive bystanders. The Board acted unanimously to adopt extreme governance measures, publicly announcing in an SEC-filed press release (Exhibit 99.1 to its December 29, 2025 Form 8-K) that it had adopted a stockholder rights plan (a “poison pill”) and amended and restated its bylaws on December 26, 2025. This demonstrates highly coordinated action at the absolute highest level of the Company’s governance.

In this context, the market is entitled to rigorously scrutinize whether 10X-linked entities, the Company’s CEO (a former Partner at 10X), and directors holding Company stock were acting together with respect to the acquisition, holding, and voting of BNC securities within the exact meaning of Section 13(d)(3).

If 10X Capital and these inside participants contend no such “group” existed, they must explain to stockholders how unanimous Board action, deeply overlapping affiliations, and aligned ownership positions used to deploy hostile entrenchment tactics do not constitute concerted action requiring full and immediate SEC disclosure.

YZi Labs will continue to take all necessary steps to ensure that BNC stockholders are informed and that the Company's Board and its true controllers are held strictly accountable to federal securities laws.

About YZi Labs

YZILabs Management Ltd. is an investment firm focused on strategic, transparent, and high-governance participation in the digital asset and blockchain sectors. YZi Labs is committed to advancing best-in-class oversight, operational integrity, and shareholder alignment in all investment partnerships.

Media Contact

media@yzilabs.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein (collectively, “YZi Labs”), has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

YZI LABS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS, INCLUDING A WHITE CONSENT CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the consent solicitation are expected to be YZi Labs Management, Changpeng Zhao, Max Baucus Sieben, David James Chapman, Marie Teresa Goody Guillén, Jiajin He, Alex Odagiu, Matthew Roszak and Ling Zhang (collectively, the “Participants”).

As of the date hereof, YZi Labs Management directly beneficially owns 2,150,481 shares of common stock, par value $0.00001 per share (the “Common Stock”). As of the date hereof, YZi Labs Management holds (i) 7,750,510 shares of Common Stock underlying certain Pre-Funded Warrants (the “Pre-Funded Warrants”), (ii) 9,900,991 shares of Common Stock underlying certain Stapled Warrants (the “Stapled Warrants”) and (iii) 3,564,359 shares of Common Stock underlying certain Strategic Advisor Warrants (the “Strategic Advisor Warrants”). Each of the Pre-Funded Warrants, the Stapled Warrants and the Strategic Advisor Warrants either provide that, or the holder has elected that, the holder shall not have the right to exercise any portion of any such warrants to the extent that after giving effect to such issuance after exercise, such holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, more than 4.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitations”). As of the date hereof, none of YZi Labs Management’s Pre-Funded Warrants, Stapled Warrants or Strategic Advisor Warrants are currently exercisable, and are not expected within 60 days to be exercisable due to the Beneficial Ownership Limitations. Mr. Zhao, as the sole director of YZi Labs Management, may be deemed the beneficial owner of the 2,150,481 shares of Common Stock directly owned by YZi Labs. As of the date hereof, Ms. He may be deemed to beneficially own 2,099,644 shares of Common Stock, including 1,188,120 shares of Common Stock underlying certain Stapled Warrants, and Mr. Odagiu may be deemed to beneficially own 4,918 shares of Common Stock. As of the date hereof, each of Messrs. Baucus, Chapman and Roszak, and Msses. Goody Guillen and Zhang do not beneficially own any shares of Common Stock.

Item 2: Also on the evening of February 27, 2026, YZi Labs Management posted the following content on X.com:

Item 3: Also on the evening of February 27, 2026, YZi Labs Management posted the following content on LinkedIn:

YZi Labs
53,397 followers
2d •

YZi Labs' recent analysis of CEA Industries (NASDAQ: BNC) reveals a troubling lack of disclosure from 10X Capital and Board Member Hans Thomas.

Clear communication and strict adherence to SEC reporting standards are fundamental to market integrity.

We believe the BNC shareholders deserve a clear, complete, and accurate account of the company's true ownership structure.

Read more in our article.

YZi Labs

Item 4: On February 28, 2026, YZi Labs Management posted materials to its website, www.yzilabs.com, copies of which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein (collectively, “YZi Labs”), has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

YZI LABS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS, INCLUDING A WHITE CONSENT CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the consent solicitation are expected to be YZi Labs Management, Changpeng Zhao, Max Baucus Sieben, David James Chapman, Marie Teresa Goody Guillené, Jiajin He, Alex Odagiu, Matthew Roszak and Ling Zhang (collectively, the “Participants”).

As of the date hereof, YZi Labs Management directly beneficially owns 2,150,481 shares of common stock, par value $0.00001 per share (the “Common Stock”). As of the date hereof, YZi Labs Management holds (i) 7,750,510 shares of Common Stock underlying certain Pre-Funded Warrants (the “Pre-Funded Warrants”), (ii) 9,900,991 shares of Common Stock underlying certain Stapled Warrants (the “Stapled Warrants”) and (iii) 3,564,359 shares of Common Stock underlying certain Strategic Advisor Warrants (the “Strategic Advisor Warrants”). Each of the Pre-Funded Warrants, the Stapled Warrants and the Strategic Advisor Warrants either provide that, or the holder has elected that, the holder shall not have the right to exercise any portion of any such warrants to the extent that after giving effect to such issuance after exercise, such holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, more than 4.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitations”). As of the date hereof, none of YZi Labs Management’s Pre-Funded Warrants, Stapled Warrants or Strategic Advisor Warrants are currently exercisable, and are not expected within 60 days to be exercisable due to the Beneficial Ownership Limitations. Mr. Zhao, as the sole director of YZi Labs Management, may be deemed the beneficial owner of the 2,150,481 shares of Common Stock directly owned by YZi Labs. As of the date hereof, Ms. He may be deemed to beneficially own 2,099,644 shares of Common Stock, including 1,188,120 shares of Common Stock underlying certain Stapled Warrants, and Mr. Odagiu may be deemed to beneficially own 4,918 shares of Common Stock. As of the date hereof, each of Messrs. Baucus, Chapman and Roszak, and Msses. Goody Guillen and Zhang do not beneficially own any shares of Common Stock.